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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): November 7, 1999



                       Crown Castle International Corp.
            (Exact Name of Registrant as Specified in its Charter)


Delaware                         0-24737                76-0470458
(State or Other             (Commission File            (IRS Employer
Jurisdiction of                  Number)                Identification
Incorporation)                                          Number)



                               510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                    (Address of Principal Executive Office)

Registrant's telephone number, including area code:  (713) 570-3000


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        This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the completion of the transactions described in this document and the expectations of the Company (as defined below) regarding the future performance of its businesses and its financial position are forward-looking statements. These forward looking statements are subject to numerous risks and uncertainties.

        Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Company's Registration Statement on Form S-3 (Reg. No. 333-83395), as amended and as supplemented by a prospectus supplement dated August 5, 1999.

Item 5. Other Events

        Crown Castle International Corp. ("CCIC" or the "Company") announced that on November 7, 1999 it entered into an agreement (the "Formation Agreement") with GTE Wireless Incorporated ("GTE Wireless") and certain affiliates of GTE Wireless to form a joint venture (the "Joint Venture") to own and operate a significant majority of the wireless communications towers of GTE Wireless, valued at approximately $900 million. The Joint Venture will be structured as three multi-tiered limited liability companies: (1) Crown Castle GT Holding Company LLC ("Holdings"), (2) Crown Castle GT Holding Sub Company LLC ("Holding Sub") and (3) Crown Castle GT Company LLC ("OpCo"). Upon completion of the closings described below, it is expected that CCIC will own approximately 75% of Holdings, and GTE Wireless and its affiliates will own the remaining 25% . Holdings will in turn own 100% of Holding Sub, and Holding Sub will own 99.999% of OpCo. The remaining 0.001% interest in OpCo will be owned by GTE Wireless. The day-to-day operations of the Joint Venture will be managed by CCIC. For financial reporting purposes, CCIC intends to consolidate the Joint Venture's results of operations and financial condition with its own.

        The Formation Agreement contemplates multiple closings. At each closing, affiliates of GTE Wireless will contribute to the Joint Venture assets and liabilities relating to wireless communications towers, and CCIC will contribute cash in exchange for interests in Holdings. The amount of assets and liabilities contributed at a particular closing will depend on whether GTE Wireless has obtained a sufficient amount of the requisite consents for the transfer of towers grouped in geographic areas in accordance with the Formation Agreement. The amount of cash to be contributed by CCIC at a particular closing will in turn depend on the number of towers being transferred at such closing. It is currently contemplated that up to 2,322 towers will be transferred . If all such towers are transferred, CCIC will ultimately be required to contribute up to approximately $825 million to the Joint Venture. Of this amount, $25 million will be retained by the Joint Venture for working capital, all of which working capital contribution will be made on the initial closing. The balance of CCIC's cash contribution will be distributed to GTE Wireless. Following the contribution of 895 towers, up to $100 million of CCIC's required contribution may be in the form of CCIC common stock, valued at $18.655 per share. In addition, Holding Sub may borrow up to $200 million of indebtedness, subject to certain limitations, which borrowing will reduce CCIC's contribution requirement. Proceeds of any such borrowing will be distributed to GTE Wireless. The initial closing is not expected to occur prior to January 15, 2000, and the second closing is not expected to occur prior to March 31, 2000. Additional towers above 2,322 will cause an adjustment in GTE Wireless's and CCIC's interest in Holdings


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in accordance with the Formation Agreement; however, in no event will the contribution of additional towers result in CCIC's interest in the Joint Venture falling below 50.1%.

        In connection with the execution of the Formation Agreement, CCIC and GTE Wireless entered into an Escrow Agreement dated November 7, 1999 (the "Escrow Agreement") with Citibank, N.A., as escrow agent (the "Escrow Agent"). Pursuant to the Escrow Agreement, CCIC deposited $50 million on November 8, 1999 in an account with the Escrow Agent. In the event that any closing does not occur as a result of CCIC's failure to deliver sufficient funds for such closing, GTE Wireless may unilaterally terminate the Formation Agreement following a 30-day cure period. Upon such termination, GTE Wireless will be entitled to instruct the Escrow Agent to deliver the entire amount of proceeds held by the Escrow Agent to it as a termination fee.

        In connection with its contribution of assets and liabilities to the Joint Venture, GTE Wireless is making certain representations and warranties concerning the contributed assets and liabilities, breaches of which will in general be indemnifiable by GTE Wireless until June 30, 2001. However, GTE Wireless's indemnification obligations are subject to a number of significant limitations including a per occurrence deductible of $25,000, an aggregate deductible of $12 million and an absolute cap of $310 million.

        The formation of the Joint Venture and each closing is subject to a number of significant conditions. These conditions include, but are not limited to:

        o accuracy of the representations and warranties of GTE Wireless and the Company;

        o       compliance with the Formation Agreement;

        o absence of threatened or pending litigation in connection with the Formation Agreement;

        o       receipt of regulatory approvals and third party consents; and

        o       receipt of certain environmental studies.

        The obtaining of financing is not a condition to any closing. Although the Joint Venture is expected to be formed during the first quarter of 2000, and all the closings are expected to occur during 2000, each of the closings under the Formation Agreement is subject to a number of significant conditions. There can be no assurance that any of the closings will occur.

        Concurrently with the formation of the Joint Venture, GTE Wireless and OpCo will enter into a master build-to-suit agreement (the "Build-to-Suit Agreement"). Pursuant to the Build-to-Suit Agreement and subject to certain conditions, GTE Wireless and OpCo have agreed that the next 500 towers to be built for GTE Wireless's wireless communications business will be constructed and owned by OpCo. GTE Wireless is required to submit these 500 site proposals to OpCo during the five-year period following the formation of the Joint Venture; however, the five-year period will be extended for additional one-year periods, until 500 site proposals are submitted to OpCo. OpCo will be required to build towers in the general vicinity of the locations proposed by GTE Wireless. Upon completion of a tower, it will become subject to the Global Lease as described below. Space not leased by GTE Wireless or its affiliates on each tower is available for lease by OpCo to third parties. The obligations with respect to the 500 tower sites under the Build-to-Suit can be satisfied by CCIC in several ways, including



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by completing build-to-suit towers in excess of 700 for Bell Atlantic Mobil and by leasing future CCIC towers to GTE Wireless.

        In addition, concurrently with the formation of the Joint Venture, GTE Wireless and OpCo will enter into a global lease (the "Global Lease"). All of the approximately 2,322 towers to be acquired by the Joint Venture from GTE Wireless and its affiliates pursuant to the Formation Agreement, and all towers constructed by OpCo pursuant to the Build-to-Suit Agreement, will be governed by the Global Lease. The average monthly rent on the 2,322 towers contributed to the Joint Venture by GTE Wireless will be approximately $1,400, subject to adjustments specified in the Global Lease, including a 4% per year increase for the initial 10 year period. For all sites, the initial lease term is 10 years. GTE Wireless has the right to extend any lease for four additional five-year terms. Space not leased by GTE or its affiliates on each tower is available for lease by OpCo to third parties. The parties may also enter services agreements to ensure a smooth transition of the business to the Joint Venture.

        In connection with the formation of the Joint Venture, limited liability company operating agreements will be established that govern the limited liability companies comprising the Joint Venture. The business and affairs of the Joint Venture will be managed by its managers under the supervision of a board of representatives. Members of the board of representatives will be selected by each of GTE Wireless and CCIC generally in proportion to their ownership interests. The managers will operate the Joint Venture on a day-to-day basis. In general, the managers will have the power and authority to take all necessary or appropriate actions to conduct the Joint Venture's business in accordance with its then current business plan. Actions requiring the approval of the board of representatives generally will be authorized upon the affirmative vote of a majority of the members of the board of representatives. However, the following actions, among others, will require the mutual consent of GTE Wireless and CCIC (or their respective affiliates):

        o entry into contracts that (1) restrict the business activities of the Joint Venture in any geographic area, (2) contain exclusivity provisions, (3) are inconsistent with any of the agreements entered into in connection with the formation of the Joint Venture or (4) provide for the purchase or sale of goods or services involving an amount in excess of $10.0 million per year;

        o engaging in any business, other than owning, acquiring, constructing, leasing and operating communications towers, or the making of any investment in, or the acquisition of any equity securities of, any person;

        o taking any voluntary action that would cause the Joint Venture to be insolvent or voluntarily entering into a bankruptcy proceeding;

        o the Joint Venture directly or indirectly, remaining liable, creating, incurring, assuming, guaranteeing or otherwise becoming or remaining liable with respect to any indebtedness, except for the indebtedness of Holding Sub described above;




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        o       incurring any liens, except for liens securing the
                indebtedness of Holding Sub described above;

        o       issuing any additional equity interests in the Joint Venture;

        o       mergers or consolidations;

        o       sales of assets outside the ordinary course;

        o entry into contracts with affiliates except in the ordinary course and on an arm's-length basis; and

        o       approval of the business plan.


        Except for transfers to affiliates in accordance with the Formation Agreement, neither GTE Wireless nor CCIC may transfer its interest in Holdings to a third party unless it first offers its interest to the other on terms and conditions, including price, no less favorable than the terms and conditions on which it proposes to sell its interest to the third party. In addition, if GTE Wireless or CCIC wishes to transfer its interest in Holdings to a third party, the other party will have the right to require the third party, as a condition to the sale, to purchase a proportionate share of its interest in Holdings on the same terms and conditions, including price.

        GTE Wireless and CCIC have agreed that upon a dissolution of Holdings, in satisfaction of their respective interests, CCIC will receive all the assets and liabilities of Holdings, other than any shares of CCIC common stock held by Holdings that were contributed by CCIC as part of its contribution described above, all of which would be distributed to GTE Wireless. In exchange, CCIC will pay to GTE Wireless the fair market value of GTE Wireless's interests in Holdings transferred to CCIC. A dissolution of Holdings may be triggered (1) by GTE Wireless at any time following the third anniversary of the formation of Holdings and (2) by CCIC at any time following the fourth anniversary of its formation. GTE Wireless would continue to retain its 0.001% interest in OpCo. For so long as it retains such interest, the operations of OpCo will remain subject to the operating restrictions described above.

        GTE Wireless and CCIC also entered into a letter agreement dated November 7, 1999 (the "Future Towers Letter Agreement"), whereby GTE Wireless (or its affiliates) has the right to contribute additional towers on terms substantially similar to the Formation Agreement. These additional towers are either (1) currently owned towers not contributed pursuant to the Formation Agreement (the "Currently Owned Towers"), (2) towers subsequently acquired in cellular or PCS markets east of the Mississippi River (the "Subsequently Acquired Towers") or (3) towers acquired by GTE Wireless recently from Ameritech Corp. (the "Ameritech Towers"). Conversely, OpCo also has the right to require the Ameritech Towers to be contributed by GTE Wireless to OpCo in a manner that is substantively identical to GTE Wireless's right to contribute the Ameritech Towers described above.

        Consideration paid for these additional towers will be in the form of cash and additional ownership interests for GTE Wireless in Holdings in the proportions specified under the Formation Agreement. The Ameritech Towers are limited to no more than 600



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towers, and the consideration per tower is $390,000. The Currently Owned
Towers and the Subsequently Acquired Towers are limited to 100 towers in any twelve month period, and the consideration is $275,000 per tower. The rights of CCIC and GTE Wireless with respect to the Ameritech Towers must be exercised no later than May 1, 2000 with a definitive agreement to be entered into no later than June 30, 2000. The Future Towers Letter Agreement terminates, with respect to the Currently Owned Towers and the Subsequently Acquired Towers, 18 months after the final closing under the Formation Agreement. All of these towers are subject to the Global Lease.

        A copy of the press release issued by CCIC and GTE on November 8, 1999 with respect to the Joint Venture is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Formation Agreement and the Future Towers Letter Agreement are also attached hereto as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (a) Financial statements of business acquired.

        - Not applicable


        (b) Pro forma financial information


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        - Not applicable

        (c) Exhibits


         Exhibit No.                               Description

               99.1                     Press Release dated November 8, 1999

               99.2 Formation Agreement dated November 7, 1999 relating to the formation of Crown Castle GT Company LLC, Crown Castle GT Holding Sub LLC, and Crown Castle GT Holding Company LLC.

               99.3 Letter Agreement dated November 7, 1999 re: Future Tower Contributions.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Crown Castle International Corp.,



                           By: /s/ E. Blake Hawk
                              --------------------------
                              Name:  E. Blake Hawk
                              Title: Executive Vice President and
                                     General Counsel
Date: November 12, 1999



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                                 EXHIBIT INDEX


Exhibit No.                           Description

   99.1             Press Release dated November 8, 1999

   99.2 Formation Agreement dated November 7, 1999 relating to the formation of Crown Castle GT Company LLC, Crown Castle GT Holding Sub LLC, and Crown Castle GT Holding Company LLC.

   99.3             Letter Agreement dated November 7, 1999 re: Future Tower
                    Contributions.